Exhibit 10.17 Fourth Amendment to credit agreement dated February 13, 2002 with Wells Fargo Bank, National Association

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 13, 2002, by and between DATALINK CORPORATION, a Minnesota corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 30, 2000, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             The following is hereby added to the Credit Agreement as Section 6.1. COLLATERAL:

“SECTION 6.1.COLLATERAL. As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower’s Accounts Receivable and Inventory.”

2.             Section 7.2 (e). NET PROFIT is hereby deleted in its entirety, and the following substituted therefore:

“SECTION 7.2 (e). NET LOSS. Maximum net loss of $1,000,000.00 for the quarter ending March 31, 2002.”

3.             The following is hereby added to the Credit Agreement as Section 7.3 (n) PURCHASE OF ASSETS:

“SECTION 7.3 (n). PURCHASE OF ASSETS. Refrain from purchasing or otherwise acquiring during any fiscal year, all or substantially all, of the assets of any other person, firm, corporation or other entity with any proceeds of Line of Credit A without prior consent of the bank.”

4.             Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

5.             Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DATALINK CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel J. Kinsella	By:	/s/ Jacob B. Johnson
	Daniel J. Kinsella, Chief Financial Officer		Jacob B. Johnson, Officer